UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 4, 2012

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

DCP Midstream Partners, LP (the “Partnership”) announced in a press release dated September 27, 2012, that it will co-host a presentation for investors and securities analysts on Thursday, October 11, 2012 at 3:00 p.m. ET. The event will provide an overview of DCP Midstream, LLC, and will include a discussion about the Partnership by Thomas C. O’Connor, Chairman of DCP Midstream GP, LP, the ultimate general partner of the Partnership (the “General Partner”) and by Mark A. Borer, the Chief Executive Officer of the General Partner. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

A live webcast of the presentation will be accessible on the Partnership’s website under the Investor Relations section along with the related presentation materials (www.dcppartners.com). The registration process should be started at least 15-20 minutes prior to the start of the webcast. A replay of the webcast will be archived on the Partnership’s website the following day, and a transcript will be available at a later date. The presentation can also be heard by teleconference at 1-800-299-7098 in the United States or 1-617-801-9715 outside the United States, participant passcode 99377284. The call will be available for replay after the end of the conference by dialing 1-888-286-8010 in the United States, or 1-617-801-6888 outside the United States, replay passcode 37527487. The related presentation slides in PDF format will also be available by accessing the Investor section of the Partnership’s website.

In accordance with General Instruction B.2 of Form 8-K, the presentation and the press release shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2012

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP,
its General Partner

	By:	DCP MIDSTREAM GP, LLC,
its General Partner

		By:	/s/ Michael S. Richards
		Name:	Michael S. Richards
		Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 27, 2012.